UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2014

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2014, Ameris Bancorp (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Moultrie, Georgia. At the Annual Meeting, there were present in person or by proxy 21,289,091 shares of the Company’s common stock, representing 84.62% of the total outstanding eligible votes. At the Annual Meeting, the Company’s shareholders (1) elected four members to the Board of Directors of the Company, (2) ratified the appointment of Porter Keadle Moore, LLP as the Company’s independent auditor for 2014, (3) approved the Company’s executive compensation on an advisory basis and (4) approved the Company’s 2014 equity compensation plan. Each of the foregoing proposals was set forth and described in the Notice of Annual Meeting and Proxy Statement of the Company dated April 17, 2014. The voting results for each proposal are as follows:

1.	The following director nominees were elected by a plurality vote to serve as Class II directors until the annual meeting to be held in 2017:

Nominee	For	Authority Withheld	Broker Non-Votes
J. Raymond Fulp	17,974,649	392,699	2,921,743
Robert P. Lynch	17,974,289	391,682	2,921,743
Brooks Sheldon	18,175,408	191,940	2,921,743

The following director nominee was elected by a plurality vote to serve as a Class I director until the annual meeting to be held in 2016:

Nominee	For	Authority Withheld	Broker Non-Votes
William H. Stern	18,176,367	190,980	2,921,743

2.	Ratification of the appointment of Porter Keadle Moore, LLP, as the Company’s independent auditor for the fiscal year ended December 31, 2014 by a vote of 21,210,771 for, 10,273 against, 68,046 abstaining and 0 broker non-votes.

3.	Approval of the Company’s executive compensation on an advisory basis by a vote of 17,952,338 for, 206,462 against, 208,549 abstaining and 2,921,743 broker non-votes.

4.	Approval of the Company’s 2014 Omnibus Equity Compensation Plan by a vote of 17,800,834 for, 542,384 against, 24,130 abstaining and 2,921,743 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr. Executive Vice President and Chief Financial Officer (principal accounting and financial officer)

Dated: June 2, 2014